EXHIBIT 99

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 11-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2005

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file number 1-12147

THRIFT PLAN OF DELTIC TIMBER CORPORATION

(Full title of the Plan)

DELTIC TIMBER CORPORATION

(Exact name of issuer of securities held pursuant to Plan)

210 East Elm Street, P. O. Box 7200, El Dorado, Arkansas	71731-7200
(Address of principal executive offices)	(Zip Code)

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Schedules not listed above are omitted because of the absence of conditions under which they are required under the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Deltic Timber Corporation:

We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2005 and 2004, and the related statement of changes in net assets available for benefits for the year ended December 31, 2005. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2005 and 2004, and the changes in net assets available for benefits for the year ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2005, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Thrift Plan management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

KPMG LLP

Shreveport, Louisiana

June 26, 2006

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Statements of Net Assets Available for Benefits

December 31, 2005 and 2004

	2005	2004
Assets
Investments (Note 3)	$15,754,098	14,168,687
Liabilities
Forfeitures due to Company	43	17,052

Net assets available for benefits	$15,754,055	14,151,635

See accompanying notes to financial statements.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Statement of Changes in Net Assets Available for Benefits

Year Ended December 31, 2005

Additions to net assets
Contributions
Employee	$1,096,021
Employer	607,075
Other	147,062

Total contributions	1,850,158

Investment income
Interest and dividends	398,500
Net appreciation in fair value of investments	1,099,608

Total investment income	1,498,108

Total additions to net assets	3,348,266

Deductions from net assets
Distributions of benefits	1,742,810
Administrative expenses	3,036

Total deductions from net assets	1,745,846

Net increase in net assets available for benefits	1,602,420
Net assets available for benefits
Beginning of year	14,151,635

End of year	$15,754,055

See accompanying notes to financial statements.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2005

Note 1 - Description of Plan

General

The Thrift Plan of Deltic Timber Corporation (“the Plan”) is a profit sharing, defined contribution plan covering each employee who is scheduled to work, or actually does work, 1,000 or more hours per year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). Although it has not expressed any intent to do so, Deltic Timber Corporation (“Deltic” or the “Company”) has the right under the Plan to amend or terminate the Plan subject to the provisions of ERISA. For a more complete description of the Plan’s provisions, refer to the Plan document.

The Plan is administered by Deltic’s Pension, Investment, and Employee Benefits Committee (“Plan Administrator”), whose members are appointed by the Company’s Board of Directors. SunTrust Bank (“SunTrust” or the “Trustee”), Nashville N.A. is the Plan’s trustee.

Contributions

2005:

Contributions to the Plan include (a) employee tax-deferred salary reduction contribution, (b) employee after-tax supplemental contribution, (c) Employer matching safe harbor contribution and (d) rollovers from other qualified plans.

A participant may elect to contribute up to 50 percent of their eligible compensation to a tax-deferred account. Effective January 1, 2005, the Employer will make a safe harbor contribution on behalf of each participant who makes a tax-deferred contribution to the Plan. The safe harbor contribution will equal 100 percent of the first 5 percent of eligible compensation that is contributed to the Plan. The employer may make additional voluntary matching contributions at its discretion. No such additional contributions were made in 2005. Tax-deferred contributions may not exceed the annual IRS limit. Participants may also contribute to an after-tax supplemental account not to exceed 10 percent of eligible compensation. After-tax supplemental contributions are not matched by the Employer. Participants direct the investment of their contributions and Employer matching contributions into various investment options offered by the plan. The Plan currently offers stock in the Company and 11 investment funds as options for participants.

2004:

Contributions to the Plan include (a) employee tax-deferred, earnings-reduction contributions, (b) employee after-tax contributions (after-tax contributions were disallowed on January 1, 2003, for new employees, and March 1, 2003, for current employees), (c) Company matching contributions, (d) employee after-tax supplemental contributions, and (e) rollovers by participants from other qualified plans.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2005

Note 1 - Description of Plan (cont.)

Contributions (cont.)

Each year, a participant may contribute, on a combined tax-deferred and/or after-tax basis up to 50 percent of their annual base earnings. The Company voluntarily agreed to make annual contributions to the Plan based on each participant’s contributions and years of participation. The Company matched 50 percent of employee contributions for the first five years of participation, 75 percent of employee contributions for the second five years of participation, and 100 percent of employee contributions thereafter. However, Company contributions could not exceed five percent of an employee’s annual base pay. Employee’s after-tax supplemental contributions, which were not matched by the Company, could not exceed 10 percent of their annual base salary. The Company applied any amounts contributed by the Company that were forfeited by participants in accordance with provisions of the Plan to reduce subsequent contributions. Participants direct the investment of their contributions and company contributions into various investment options offered by the Plan.

Throughout various Plan mergers and restatements, the Company has allowed account balances from a former deductible account to remain in the Plan. However, after December 31, 1986, participants were not allowed to contribute to this account.

Vesting

Effective January 1, 2005, the Plan was amended whereby participants working for the employer on that date, became 100 percent vested in all previous matching employer contributions. Subsequently, participants will be immediately 100 percent vested in safe harbor contributions.

Prior to January 1, 2005, a participant was vested in Company contributions after (1) completion of three years of service, (2) retirement on or after age 65, (3) death, (4) total and permanent disability, or (5) discontinuance of the Plan.

Withdrawals

Although the Plan is designed specifically for retirement, a participant may request an in-service withdrawal from the Plan while actively employed. A participant may withdraw employee after-tax supplemental contributions, Pre-2005 Employer matching contributions, Pre-1987 deductible contributions, or Post 1986 matching employee contributions at a minimum of $250. Withdrawals from these accounts are limited to once every 12 months. Pre-1987 matching employee contributions may be withdrawn at any time and at any amount. Participants may be required to bear the cost of any distribution fees associated with an in-service withdrawal.

A participant may withdraw employee tax-deferred contributions or rollovers from other qualified plans under IRS hardship provisions only. “Hardship” is an immediate and heavy financial need in one of the following areas: (1) medical expenses not covered by insurance for employee, spouse or dependent, (2) purchase of a principal residence (not including mortgage payments), (3) preventing eviction or foreclosure from employee’s principal residence, (4) tuition for the next 12

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2005

Note 1 - Description of Plan (cont.)

Withdrawals (cont.)

months of post-secondary education for employee, spouse or dependent, (5) funeral or burial expenses for the employee’s deceased parent, spouse or dependent, (6) principal residence repair that qualifies for the casualty deduction, or (7) other events as may be determined by the IRS. If a hardship withdrawal is taken, participation in all accounts is suspended for 6 months.

Any Employer contributions, employee tax-deferred contributions or account earnings withdrawn from the Plan may be subject to a 10 percent penalty tax under the Tax Reform Act of 1986 if the participant is not 59 1/2 years old, permanently disabled or has died.

Upon retirement, disability or death of a participant, the participant or his/her spouse, if the designated beneficiary, has the option to receive settlement in a lump sum or installment payments not to exceed 20 years or actuarial life if less than 20 years.

Administrative Expenses

Most administrative expenses are paid by the Company.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present the net assets available for benefits and changes in those net assets.

The investments and changes in the net assets available for benefits have been determined by the Trustee and reported to the Plan Administrator based on quoted market values. Purchases and sales of securities are recorded on a trade-date basis.

The financial statements of the Plan are compiled using information received from SunTrust. The information includes listings of investments and cash receipts and disbursements of the Plan, together with all other transactions, which affect Plan investments. Such information has been certified as complete and accurate by the Trustee. The Trustee has been granted discretionary authority concerning the purchase and sale of investments in the trust fund.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2005

Note 3 - Investments

During 2005, the Plan’s investments, including gains and losses on investments bought and sold, as well as held during the year, appreciated in value by $1,099,608, as follows:

Mutual funds	$50,868
Equity securities	1,048,740

$1,099,608

The following table represents the fair value of individual investments that exceeded 5% of the Plan’s net assets at December 31, 2005 and 2004:

	2005	2004
Mutual funds
MFS Massachusetts Investors Growth Fund	$1,143,631	1,171,895
STI Classic Capital Appreciation Fund	1,284,543	1,605,045
STI Classic Small Cap Growth Stock Fund	1,087,215	802,204
Fidelity Advisor Equity Income Fund	1,179,708	982,362
Vanguard 500 Index Fund	1,093,393	944,275
MFS Total Return Fund	1,206,465	968,549
SunTrust Stable Asset Fund	2,365,434	2,735,211
Goldman Sachs Core Fixed Income Fund (a)	712,430	799,932
Other (b)	1,027,820	318,129

	11,100,639	10,327,602

Equity securities
Deltic Timber Corporation common stock	2,659,239	2,217,731
Murphy Oil Corporation common stock	1,994,220	1,623,354

	4,653,459	3,841,085

Total investments	$15,754,098	14,168,687

(a)	less than 5% in 2005 but greater than 5% in 2004
(b)	individually less than 5% in both years

Note 4 - Income Tax Status

The Plan meets the necessary requirements of the Tax Reform Act of 1986 as documented in Section 401(a) of the Internal Revenue Code, and accordingly, the related Trust is exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code. The Internal Revenue Service determined and informed the Company by a letter dated January 28, 2002, that the Plan was designed in accordance with applicable sections of the Internal Revenue Code. By a letter dated February 24, 2004, the Internal Revenue Service made a favorable determination related to plan amendments enacted in 2003. No additional determination letters have been received since that time related to the subsequent plan amendments; however, the Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code. Until such time as cash or shares are withdrawn from the Plan by a participant or a participant’s beneficiary, no income tax is payable by the participant/beneficiary on: contributions made by the Company on the participant’s behalf,

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2005

Note 4 - Income Tax Status (cont.)

allotments made by the participant pursuant to the Economic Recovery Tax Act of 1981, or any amounts added to the participant’s accounts representing his/her proportional share of the investment income of the Trust.

Note 5 - Related Party Transactions

Certain Plan investments are invested in funds sponsored by affiliates of SunTrust. These investments included STI Classic Capital Appreciation Fund, STI Classic Small Cap Growth Stock Fund, and SunTrust Stable Asset Fund. SunTrust is the Trustee of the Plan; therefore, these transactions qualify as party-in-interest transactions. The Company is the sponsor of the Plan, and is considered a party-in-interest.

Note 6 – Concentration of Investments

As of December 31, 2005 and 2004, 17% and 16%, respectively, of net assets available for benefits were invested in Deltic Timber Corporation common stock. In addition, 30% and 36%, respectively, of net assets available for benefits were invested in mutual funds sponsored by SunTrust Bank.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Schedule H, Line 4i

Schedule of Assets (Held at End of Year) (2)

December 31, 2005

Identity of Issuer	Description of Investment		Current Value
Equity securities
Deltic Timber Corporation common stock (1)	51,296.518	shares	$2,659,239
Murphy Oil Corporation common stock	36,936.848	shares	1,994,220
Mutual funds
Fidelity Advisor Equity Income Fund	41,626.952	shares	1,179,708
MFS Massachusetts Investors Growth Fund	89,067.820	shares	1,143,631
Templeton Foreign Fund	32,412.512	shares	410,990
Federated Mid Cap Index Fund	10,124.463	shares	224,358
STI Classic Capital Appreciation Fund (1)	104,434.378	shares	1,284,543
STI Classic Small Cap Growth Stock Fund (1)	51,846.201	shares	1,087,215
Vanguard 500 Index Fund	9,514.387	shares	1,093,393
SunTrust Stable Asset Fund (1)	64,283.078	shares	2,365,434
Goldman Sachs Core Fixed Income Fund	72,254.554	shares	712,430
Dreyfus Premier Small Cap Value	18,288.539	shares	392,472
MFS Total Return Fund	78,494.772	shares	1,206,465

	660,581.022	shares	$15,754,098

Notes

(1)	SunTrust manages various investment funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.
(2)	Information on cost of the investments is excluded as all investments are participant directed.
(3)	The above data is based on information that has been certified as complete and accurate by the Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Pension, Investment, and Employee Benefits Committee has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.

THRIFT PLAN OF DELTIC
TIMBER CORPORATION

Dated: June 27, 2006	By:	/s/ Clefton D. Vaughan
Clefton D. Vaughan, Vice President
of Finance and Administration and
Vice Chairman of Pension, Investment,
and Employee Benefits Committee,
Deltic Timber Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Deltic Timber Corporation:

We consent to incorporation by reference in the Registration Statements (No. 333-34317, No. 333-76294, and No. 333-90026) on Form S-8 of Deltic Timber Corporation of our report dated June 26, 2006, relating to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2005 and 2004, and the related statement of changes in net assets available for benefits for the year ended December 31, 2005, and related financial statement schedule as of December 31, 2005, which report appears in the December 31, 2005 annual report on Form 11-K of the Thrift Plan of Deltic Timber Corporation.

/s/ KPMG LLP

KPMG LLP

Shreveport, Louisiana

June 26, 2006